UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2001

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA	0-19508	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events

            On December 19, 2001 the Company issued the following press release.

CONTACT:     William E. Rowe
                         Stewart Enterprises, Inc.
                         110 Veterans Boulevard
                         Metairie, Louisiana 70005
                         504/837-5880

FOR IMMEDIATE RELEASE

STEWART ENTERPRISES NAMES THREE TO BOARD OF DIRECTORS

New Orleans, Louisiana, December 19, 2001 . . . Stewart Enterprises, Inc. (NASDAQ NMS:STEI) today announced the election of three new board members and the retirement of one longtime board member. The Company's Board of Directors has elected Leslie Rosenthal Jacobs, Alden J. McDonald Jr. and Brian J. Marlowe and has accepted the retirement of member Darwin C. Fenner.

Leslie Rosenthal Jacobs serves as president of Hibernia Rosenthal, an insurance brokerage firm acquired in 2000 by Hibernia National Bank. Jacobs joined the family agency 10 years ago and built it into one of the top 100 insurance brokerage firms in the United States. She also serves on the boards of Jefferson Guaranty Bank, the New Orleans Business Council, the Metropolitan Area Committee, Loyola University of New Orleans and the Local Initiative Support Corporation. In addition, she is active with the Louisiana Workers Compensation Corporation and is a well-known leader and activist in education in Louisiana. Jacobs has been recognized for her service by many state and local organizations and was honored with the Distinguished Service to State Government Award by the National Governors Association.

Alden J. McDonald Jr. has served as president and chief executive officer of Liberty Bank and Trust Company since its inception in 1972. McDonald has served on the boards of many corporations and financial institutions and agencies, including the Port of New Orleans, Entergy New Orleans Advisory Board, the Fannie Mae Foundation, the American Bankers Association, the National Bankers Association and the Louisiana Bankers Association. He has served as co-chair of the Greater New Orleans Education Foundation and as president of the New Orleans Jobs Initiative and given his time and expertise in service to, among others, the Archdiocese of New Orleans Finance Council, the Southern University of New Orleans Advisory Council and the Board of Tulane University School of Medicine.

Brian J. Marlowe has served as chief operating officer and executive vice president of Stewart Enterprises, Inc. since 1999. Marlowe joined Stewart in 1992 and served as president and chief executive officer of the Company's Eastern Division and as advisor to the chief operating officer of EuroStewart, the Company's operations in five European countries. He is a former independent cemetery owner with more than 30 years experience in the death care industry. An active and visible leader in the industry, he recently served as president of the International Cemetery and Funeral Association and has served as president of several state cemetery associations.

"Leslie Jacobs, Alden McDonald, and Brian Marlowe are valuable additions to our board," said William E. Rowe, president and CEO of Stewart Enterprises, Inc. "We look forward to the diverse professional experiences that these distinguished business leaders bring to our board. Their guidance and direction will certainly benefit our corporation as we continue to strengthen our operations and pursue new opportunities."

The Board has accepted the retirement of Darwin C. Fenner, who has served Stewart Enterprises as a board member since 1991. "His service on the board and many of its committees over the last 10 years has been a wonderful asset to our corporation," stated Stewart Chairman Frank B. Stewart, Jr. "We thank Darwin and are very glad to know that he will continue his vested interest in our corporation as a stockholder and interested investor." Fenner's retirement was effective October 31, 2001.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 515 funeral homes and 159 cemeteries in North America, South America and Europe.

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.

December 19, 2001	/s/ MICHAEL G. HYMEL Michael G. Hymel Vice President - Corporate Controller and Chief Accounting Officer